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                            SUPPLEMENT TO PROSPECTUS
                               DATED APRIL 5, 2000
                     1,000 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE


                           REGISTRATION NO. 333-92741
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     An aggregate of 1,000 shares of the Company's Common Stock were sold on
February 6, 2001 by James E. Marshall (the "selling security holder"), as follows: 1,000 shares were sold on February 6, 2001 at a price of $14.00 per share.

     All of the 1,000 shares of Common Stock described above were sold by the selling security holder. The selling security holder has resold or will resell such shares in the manner described under the "Method of Sale" section in the Prospectus of which this Supplement forms a part. Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.


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           The date of this Prospectus Supplement is February 9, 2001